Exhibit 10.6

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of October 10, 2019, by and among (i) Lagniappe Ventures LLC, a Delaware limited liability company, in the capacity under the Business Combination Agreement (as defined below) as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance with the Business Combination Agreement, the “Purchaser Representative”), (ii) the undersigned (“Holder”) and (iii) upon execution and delivery of a Joinder Agreement (as defined below) in substantially the form attached as Exhibit A hereto, Pubco (as defined below).  Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on or about the date hereof, (i) Tiberius Acquisition Corporation, a Delaware corporation (together with its successors, “Purchaser”), (ii) the Purchaser Representative, (iii) International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (the “Company”), and (iv) Wasef Jabsheh, in the capacity thereunder as the Seller Representative (the “Seller Representative”), entered into that certain Business Combination Agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, including pursuant to the joinder agreements referenced below, the “Business Combination Agreement”), to which a newly-formed Bermuda exempted company (“Pubco”) and its newly-formed wholly-owned subsidiary organized in Delaware (“Merger Sub”) are to become parties thereto pursuant to joinder agreements to be entered into after the date thereof;

WHEREAS, on or after the date of the Business Combination Agreement, certain shareholders of the Company (each a “Seller”), including Holder, constituting all or substantially all of the shareholders of the Company, each entered into a Share Exchange Agreement with the Company, Purchaser and the Seller Representative (pursuant to which Pubco will become a party thereafter upon execution of a joinder thereto) (each, an “Exchange Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and the Exchange Agreements, subject to the terms and conditions thereof, among other matters, (a) Purchaser will merge with and into Merger Sub (the “Merger”), with Purchaser continuing as the surviving entity and a wholly-owned subsidiary of Pubco, and with holders of Purchaser’s securities receiving substantially equivalent securities of Pubco, and (b) Pubco will acquire all or substantially all of the issued and outstanding capital shares of the Company from the Sellers in exchange for a mix of cash and common shares of Pubco (subject to the withholding of the Escrow Shares in accordance with the terms and conditions of the Business Combination Agreement, the Exchange Agreements and the Escrow Agreement), with the Company becoming a subsidiary of Pubco (the “Share Exchange” and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, upon its formation, Pubco shall execute a Joinder Agreement to this Agreement in the form attached hereto as Exhibit A (a “Joinder Agreement”) whereby it shall become a party to this Agreement and become subject to the rights and obligations of Pubco set forth herein;

WHEREAS, as of the date hereof, Holder is a holder of capital shares of the Company in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, including the rights under the Registration Rights Agreement, the parties desire to enter into this Agreement, pursuant to which the Exchange Shares to be received by Holder in the Share Exchange, including the Escrow Shares and any Exchange Shares issued by Pubco after the Closing pursuant to Section 2.5 of the Business Combination Agreement (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.            Lock-Up Provisions.

(a)         Holder hereby agrees not to, during the period commencing from the Closing and ending on the earlier of (x) one (1) year after the date of the Closing, (y) the date on which the last sale price of Pubco Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one-hundred and fifty (150) days after the Closing and (z) the date after the Closing on which Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).  The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (other than the Escrow Shares until such Escrow Shares are disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Business Combination Agreement, Holder’s Exchange Agreement and the Escrow Agreement) (I) by bona fide gift, including to charitable or educational institutions, (II) will or other testamentary document or intestate succession upon the death of Holder, (III) to any Permitted Transferee or (IV) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I), (II), (III) or (IV) it shall be a condition to such transfer that the transferee executes and delivers to Pubco and the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement.  As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust or other entity for the direct or indirect benefit of or for which any trustee or beneficiary is Holder or one or more members of the immediate family of Holder, (C) any entity or trust for bona fide estate or tax planning purposes, (D) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (E) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder or (F) to any affiliate of Holder.  Holder further agrees to execute such agreements as may be reasonably requested by Pubco or the Purchaser Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b)         Holder further acknowledges and agrees that it shall not be permitted to engage in any Prohibited Transfer with respect to any Escrow Shares until both the Lock-Up Period has expired and such Escrow Shares have been disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Business Combination Agreement, Holder’s Exchange Agreement and the Escrow Agreement.

(c)         If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.  In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d)        During the Lock-Up Period (and with respect to any Escrow Shares, if longer, during the period when such Escrow Shares are held in the Escrow Account), each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF OCTOBER 10, 2019, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED.  A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)        For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations under the Business Combination Agreement, Holder’s Exchange Agreement and the Escrow Agreement.

2.           Miscellaneous.

(a)         Termination of Business Combination Agreement.  This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing.  In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

(b)         Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time.  Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder (but from and after the Closing, the consent of the Purchaser Representative shall be required).  If the Purchaser Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(c)          Third Parties.  Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)         Governing Law; Jurisdiction.  This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York County, New York (or in any appellate courts thereof) (the “Specified Courts”).  Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court.  Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g).  Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f)         Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)        Notices.  All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser Representative , to:	with a copy (that shall not constitute notice), to:

Lagniappe Ventures LLC 3601 N. Interstate 10 Service Rd. W. Metairie, LA 70002, U.S.A.	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105, USA
Attn: Andrew J. Poole	Attn:	Stuart Neuhauser, Esq.
Telephone No.: (504) 754-6671		Matthew A. Gray, Esq.
Email: APoole@tiberiusco.com	Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	sneuhauser@egsllp.com
mgray@egsllp.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

If to Pubco, to: the address set forth in the Joinder Agreement

(h)         Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, the Purchaser Representative and Holder.  No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)        Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)          Specific Performance.  Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco (and the Purchaser Representative on behalf of Pubco) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached.  Accordingly, each of Pubco and the Purchaser Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)         Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement, Holder’s Exchange Agreement or any other Ancillary Document.  Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco and the Purchaser Representative or any of the obligations of Holder under any other agreement between Holder and Pubco or the Purchaser Representative or any certificate or instrument executed by Holder in favor of Pubco or the Purchaser Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco or the Purchaser Representative or any of the obligations of Holder under this Agreement.

(l)         Further Assurances.  From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)       Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Purchaser Representative:

LAGNIAPPE VENTURES LLC,
solely in its capacity under the Business Combination Agreement as the Purchaser Representative

By:	/s/ Michael Gray
Name: Michael Gray
Title: Managing Member

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: Wasef Jabsheh

By:	/s/ Wasef Jabsheh
Name:
Title:

Number of Company Ordinary Shares:	62,208,452

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Lock-Up Agreement}

EXHIBIT A

FORM OF JOINDER AGREEMENT TO LOCK-UP AGREEMENT

This JOINDER AGREEMENT, dated as of ______________, 2019 (this “Joinder”), is executed and delivered by [Pubco], a Bermuda exempted company (“Pubco”), pursuant to the Lockup  Agreement entered into on or about October 10, 2019 (as amended, supplemented or otherwise modified from time to time, the “Lockup Agreement”) by and among (i) Lagniappe Ventures LLC, a Delaware limited liability company, in the capacity under the Business Combination Agreement as the Purchaser Representative (the “Purchaser Representative”), (ii) Wasef Jabsheh, as the Holder party thereunder, and (iii) Pubco upon the execution and delivery of this Joinder.  Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Lockup Agreement.

1.          Joinder to the Lock-Up Agreement.  Upon the execution of this Joinder by Pubco and delivery hereof to the Purchaser Representative and the Holder, Pubco shall become party to the Lockup Agreement, and will be fully bound by, and subject to, all of the terms and conditions of the Lockup Agreement as the “Pubco” party thereto as though an original party thereto for all purposes thereof and with all the rights, privileges, obligations and responsibilities of Pubco as set forth therein as of the date of this Joinder Agreement set forth above.  Pubco hereby acknowledges that it has received and reviewed a complete copy of the Lockup Agreement.

2.           Incorporation by Reference. All terms and conditions of the Lockup Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.           Notices. All notices under the Lockup Agreement to Pubco shall be directed to:

If to Pubco, to: [Pubco] [Address] Attn: [ ] Facsimile No.: [ ] Telephone No.: [ ] Email: [ ]
with a copy (which is not notice) to:

Freshfields Bruckhaus Deringer LLP
Level 6, Al Sila Tower, Abu Dhabi Global Market Square, Al Maryah Island
PO Box 129817
Attn: Michael Hilton
Facsimile No.: +971 2 6521 777
Telephone No.: +971 2 6521 700
Email: michael.hilton@freshfields.com

and

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attn:  Omar Pringle
Facsimile No.:  (212) 277-4001
Telephone No.:  (212) 277-4000
Email:  omar.pringle@freshfields.com

and

the Purchaser Representative (and its copies for notices under the Lock-Up Agreement)

IN WITNESS WHEREOF, Pubco has duly executed and delivered this Joinder as of the date first above written.

Pubco:

[PUBCO]

By:
Name:
Title:

{Signature Page to Lock-Up Agreement Joinder}